Exhibit 99.1

Chewy Chief Financial Officer (CFO) Mario Marte to Retire
Stacy Bowman to Serve as Interim CFO as Company Continues Search for Permanent CFO

PLANTATION, Fla. (July 20, 2023) – Chewy, Inc. (“Chewy” or “Company”) (NYSE: CHWY), a trusted destination for pet parents and partners everywhere, announced today that Mario Marte has decided to retire from the Company, effective as of July 28, 2023.

“I want to thank Mario for his many years of service to Chewy and for the role he played in steering Chewy's growth and margin expansion over the course of his tenure,” said Sumit Singh, Chief Executive Officer of Chewy.  “We wish him well as he takes some much-deserved time with his family.”

As part of the transition process, Stacy Bowman, Chief Accounting Officer, has been appointed interim CFO while the Company continues its previously announced search for a permanent CFO. Sumit noted “Stacy is a respected leader who has worked alongside Mario over his tenure, and she is well-positioned to assist through a seamless transition.” Prior to Chewy, Stacy served in a number of senior accounting roles at Brightstar, Ernst & Young and PricewaterhouseCoopers.

About Chewy

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing. We seek to continually develop innovative ways for our customers to engage with us, as our website and mobile app allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with more than 3,500 of the best and most trusted brands in the pet industry offering more than 110,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Forward-Looking Statements

This communication contains forward-looking statements about us that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this communication, including statements regarding our plans and objectives are forward-looking statements. These forward-looking statements are based upon the current assumptions, beliefs and expectations of our management and are subject to risks and uncertainties that could cause actual results to differ materially, including risks and uncertainties relating to the performance of members of management and our ability to attract, develop, motivate and retain highly qualified and skilled employees; and other risks, uncertainties and other factors described in the section titled “Risk Factors” included under Part I, Item 1A of our Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission and elsewhere in this communication. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to reflect new information or the occurrence of unanticipated events, except as required by law.

Investor Contact:
Jennifer Hsu
ir@chewy.com

Media Contact:
Diane Pelkey
dpelkey@chewy.com